-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                   EXHIBIT 2.5





                            AGREEMENT AND PLAN OF MERGER

                      DATED AS OF THE 10th DAY OF OCTOBER 1997

                                   BY AND BETWEEN

                              SOUTHERN CALIFORNIA BANK

                                        AND

                        NATIONAL BANK OF SOUTHERN CALIFORNIA







-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

          AGREEMENT AND PLAN OF MERGER, dated as of the tenth day of October, 1997 (this "Plan"), by and between Southern California Bank, a California banking corporation ("SC Bank"), and National Bank of Southern California, a national banking association ("NBSC").


                                      RECITALS:

          A. SC BANK. SC Bank is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Anaheim, California. As of the date hereof, SC Bank has (i) 1,028,286 authorized shares of common stock, no par value ("SC Bank Common Stock"), of which no more than 493,759 shares were outstanding as of the date hereof and (ii) no other class of capital stock authorized. All of the outstanding shares of capital stock of SC Bank are owned by Western Bancorp, a California corporation ("Western").

          B. SC BANK RIGHTS, ETC. SC Bank does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any individual, corporation, partnership, association, trust or unincorporated organization (hereinafter "Person") any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock.

          C. NBSC. NBSC is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America, with its principal executive offices located in Newport Beach, California. As of the date hereof, NBSC has (i) 562,500 authorized shares of common stock, $5.00 par value ("NBSC Common Stock"), of which no more than 450,000 shares were outstanding as of the date hereof and
(ii) no other class of capital stock authorized. All of the outstanding shares of capital stock of NBSC are owned by Western.

          D. NBSC RIGHTS, ETC. NBSC does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any Person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock.

          E. APPROVALS. The respective Boards of Directors of SC Bank and NBSC have, or will have prior to the Effective Time (as defined in Section
6.1 hereof), duly approved this Plan and have, or will have prior to the Effective Time, duly authorized its execution and delivery, and the sole shareholder of SC Bank and the sole shareholder of NBSC have, or will have prior to the Effective Time, approved the terms of this Plan. Accordingly, no dissenters' rights will be exercised by the sole shareholder of either SC Bank or NBSC.

          In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                           ARTICLE I.  THE MERGER

          SECTION 1.1. STRUCTURE OF THE MERGER. On the Effective Date (as defined in Section 6.1 hereof), NBSC will merge (the "Merger") with and into SC Bank, with SC Bank being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the California Financial Code and the California General Corporation Law (the "Banking Law"). The corporate existence of SC Bank and NBSC shall be merged into and continued in the Surviving Corporation and the Surviving Corporation shall be deemed to be the same corporation as SC Bank and NBSC. All rights, franchises, and interests of SC Bank and NBSC in and to every type of property (real, personal or mixed) and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of the Merger and without any deed or other transfer. The Surviving Corporation, upon the Merger, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in any fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by SC Bank or NBSC at the time of the Merger. At the Effective Time, the articles of incorporation, bylaws and certificate of authority of the Surviving Corporation shall be the articles of incorporation, bylaws and certificate of authorization to commence banking of SC Bank immediately prior to the Effective Time.

          SECTION 1.2. EFFECT ON OUTSTANDING SHARES. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of NBSC Common Stock issued and outstanding at the Effective Time shall be cancelled automatically.

          (b) At the Effective Time, the issued and outstanding shares of SC Bank Common Stock shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

          SECTION 1.3. ASSUMPTION OF LIABILITIES. The Surviving Corporation shall be responsible for all of the liabilities of every kind and description of both SC Bank and NBSC existing as of the Effective Time.


                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES

          SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF NBSC. NBSC represents and warrants to SC Bank that the Recitals of this Plan with respect to NBSC are true and correct.

          SECTION 2.2. REPRESENTATIONS AND WARRANTIES OF SC BANK. SC Bank represents and warrants to NBSC that the Recitals of this Plan with respect to SC Bank are true and correct.


                           ARTICLE III.  COVENANTS

          SECTION 3.1. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. SC Bank and NBSC shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby; (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

          SECTION 3.2. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

          SECTION 3.3. DIRECTORS; RESIGNATIONS. The parties agree that the directors of SC Bank immediately prior to the Effective Time shall continue to be the directors of the Surviving Corporation at and after the Effective Time. NBSC shall cause to be delivered to SC Bank at the Effective Time the resignations of the members of its Board of Directors.


                   ARTICLE IV.  CONDITIONS TO CONSUMMATION

          SECTION 4.1. CONSENTS; APPROVALS. SC Bank and NBSC shall have procured, as necessary, the required approvals, consents or waivers with respect to this Agreement and the transactions contemplated hereby by (i) the Board of Governors of the Federal Reserve Board, and (ii) the California Commissioner of Financial Institutions pursuant to California Law, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement.


                           ARTICLE V.  TERMINATION

          SECTION 5.1. TERMINATION. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, by SC Bank or NBSC, upon written notice to the other party, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger.

          SECTION 5.2. EFFECT OF TERMINATION. In the event of the termination of this Plan as provided above, this Plan shall thereafter become void and, subject to the provisions of Section 7.1 hereof, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan or the Parent Plan.


                ARTICLE VI.  EFFECTIVE DATE AND EFFECTIVE TIME

          SECTION 6.1. EFFECTIVE DATE AND EFFECTIVE TIME. Upon the satisfaction or waiver of all conditions to the consummation of the Merger, all documents required to effect the Merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing. The "Effective Date" and "Effective Time" shall be the date and time, respectively, at which the Merger shall become effective in accordance with Section 4887 of the California Financial Code.


                          ARTICLE VII.  OTHER MATTERS

          SECTION 7.1. SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 5.2, this Section 7.1,
Section 7.5 and Section 7.6 hereof shall survive such termination.

          SECTION 7.2. WAIVER. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or
(ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective Boards of Directors.

          SECTION 7.3. COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.4. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of California, and to the extent applicable, federal law.

          SECTION 7.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 7.6. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

          SECTION 7.7. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to NBSC, to:

               National Bank of Southern California
               4100 Newport Place
               Newport Beach, California 92660
               Telecopier:(714) 863-2336
               Attention:  Mark H. Stuenkel


          If to SC Bank, to:

               Southern California Bank
               4100 Newport Place
               Newport Beach, California 92660
               Telecopier:(714) 863-2336
               Attention:  Mark H. Stuenkel


          SECTION 7.8. ENTIRE AGREEMENT; ETC. This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Plan is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Plan.

          SECTION 7.9. ASSIGNMENT. This Plan may not be assigned by any party hereto without the written consent of the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                   SOUTHERN CALIFORNIA BANK


                                   By:
                                      ----------------------------------
                                      Name:  Mark H. Stuenkel
                                      Title: President

                                   NATIONAL BANK OF SOUTHERN CALIFORNIA



                                   By:
                                      ----------------------------------
                                      Name:  William H. Jacoby
                                      Title: Chairman



                                   By:
                                      ----------------------------------
                                      Name:  Mark H. Stuenkel
                                      Title: President